      As filed with the Securities and Exchange Commission on May 31, 1996

                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                           --------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                                 ALLERGAN, INC.
             (Exact name of Registrant as specified in its charter)

                           --------------------------

        Delaware                                       95-1622442
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                     Identification No.)

                           --------------------------

                               2525 Dupont Drive
                         Irvine, California 92715-1599
                                 (714) 752-4500
              (Address, including zip code, and telephone number,
       including area code, of Registrant's Principal Executive Offices)

                           --------------------------

                   ALLERGAN IRISH SHARE PARTICIPATION SCHEME
                           (Full Title of Plan)

                           --------------------------

                             Francis R. Tunney, Jr.
            Corporate Vice President, General Counsel and Secretary
                                 ALLERGAN, INC.
                               2525 Dupont Drive
                         Irvine, California 92715-1599
                                 (714) 752-4500
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           --------------------------

                        CALCULATION OF REGISTRATION FEE

======================================================================================================
                                                           Proposed       Proposed
                                                           Maximum        Maximum
                                      Amount               Offering       Aggregate        Amount of
Title of Securities                   to be               Price Per       Offering        Registration
to be Registered                    Registered             Share(2)       Price(2)            Fee
- ------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value(1)   150,000 shares(1)(3)    $39.1875(3)    $5,878,125(3)    $2,026.94(3)
======================================================================================================

(1) Each share of Common Stock includes a Right to purchase one one-hundredth of a share of the Company's Series A Participating Preferred Stock, par value $.01 per share.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and 457(c) and based on the high and low prices of the Common Stock of Allergan, Inc. as reported on May 24, 1996 on the New York Stock Exchange.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Plan. In accordance with Rule 457(h)(2), no separate fee calculations are made for plan interests.
===============================================================================
This Registration Statement on Form S-8 contains 12 sequentially numbered pages. The Exhibit Index appears at sequentially numbered page 9.

                                  INTRODUCTION

        This Registration Statement on Form S-8 is filed by Allergan, Inc. (the "Company") relating to 150,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable to employees of the Company's wholly-owned subsidiary, Allergan Pharmaceuticals (Irl) Ltd./Allergan Ireland (Sales) Ltd., under the Allergan Irish Share Participation Scheme (the "Plan").


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------


Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


Item 3.  Incorporation of Documents by Reference.

        The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

        (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

        (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and

        (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (Registration No. 33-28855), including any amendment or report filed for the purpose of updating such description.

        All documents filed by the Company pursuant to Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

        For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        The Company's Restated Certificate of Incorporation requires that directors and officers be indemnified to the maximum extent permitted by Delaware law.

        The General Corporation Law of the State of Delaware (the "Delaware GCL") provides in general that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of litigation or other legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative suit) even if he is not successful on the merits if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made in accordance with this clause (iii) if the director or officer is adjudged liable to the corporation, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. The indemnification described in clauses (ii) and (iii) above shall be made only upon order by a court or a determination by (a) a majority of a quorum of disinterested directors, (b) under certain circumstances, independent legal counsel or (c) the stockholders, that indemnification is proper because the applicable standard of conduct is met. Expenses incurred by a director or officer in defending an action may be advanced by the corporation prior to the final disposition of such action upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified in connection with the proceeding to which the expenses related.

        The Company's Restated Certificate of Incorporation includes a provision eliminating, to the fullest extent permitted by the Delaware GCL, director liability for monetary damages for breaches of fiduciary duty.

        In order to provide indemnification beyond the specific provisions of the Delaware GCL and the Company's Restated Certificate of Incorporation, the Company has entered into Indemnity Agreements with each of its directors and executive officers. Absent the Indemnity Agreements, the indemnification that might be available to directors and officers could be changed by amendments to the Company's Restated Certificate of Incorporation. The Indemnity Agreements require that the Company indemnify directors and executive officers who are parties thereto except to the extent such indemnification is prohibited by applicable law and except with respect to claims where the director or officer
(i) received any personal profit or advantage to which he is not legally entitled, (ii) is required to account for profits in fact made from the purchase or sale of securities of the Company under Section 16(b) of the Securities Act of 1934, or (iii) committed certain acts of dishonesty.

        The Company may seek directors and officers liability insurance against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        4.1   Restated Certificate of Incorporation of the Company (filed as
              Exhibit 3.1 to the Company's Registration Statement on Form S-1 (No. 33-28855) and incorporated herein by reference)

        4.2 Bylaws of the Company (filed as Exhibit 3 to the Company's Report on Form 10-Q for the quarter ended June 30, 1995 and incorporated herein by reference)

        5 Opinion of Counsel as to the legality of the securities being registered

        23.1  Consent of KPMG Peat Marwick LLP, independent auditors

        23.2  Consent of Counsel (contained in Exhibit 5 hereto)

        24    Power of Attorney (contained on signature page hereto)

Item 9.  Undertakings.

        (a)   The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by a final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for a filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on April 30, 1996.

                                         ALLERGAN, INC.


                                         By: /s/  SUSAN J. GLASS
                                            ---------------------------------
                                            Susan J. Glass, Esq.
                                            Associate General Counsel and
                                            Assistant Secretary


                               POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints SUSAN
J. GLASS his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, at any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent with full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorney-in-fact and agent or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.


          Signature                          Title                         Date
          ---------                          -----                         ----
/s/ WILLIAM C. SHEPHERD          President, Chief Executive Officer   April 30, 1996
- -----------------------------        and Chairman of the Board
    William C. Shepherd


/s/ ALBERT J. MOYER              Corporate Vice President and Chief   April 30, 1996
- -----------------------------              Financial Officer
    Albert J. Moyer


/s/ HERBERT W. BOYER             Director                             April 30, 1996
- -----------------------------
    Herbert W. Boyer, Ph.D.




/s/ TAMARA J. ERICKSON           Director                             April 30, 1996
- --------------------------
    Tamara J. Erickson

/s/ HANDEL E. EVANS              Director                             April 30, 1996
- --------------------------
    Handel E. Evans

                                 Director
- --------------------------
    William R. Grant

/s/ HOWARD E. GREENE, JR.        Director                             April 30, 1996
- --------------------------
    Howard E. Greene, Jr.

/s/ RICHARD M. HAUGEN            Director                             April 30, 1996
- --------------------------
    Richard M. Haugen

/s/ GAVIN S. HERBERT             Director and                         April 30, 1996
- --------------------------       Chairman Emeritus
    Gavin S. Herbert

/s/ LESTER J. KAPLAN             Director                             April 30, 1996
- --------------------------
  Lester J. Kaplan, Ph.D.

/s/ LESLIE G. MCGRAW             Director                             April 30, 1996
- --------------------------
    Leslie G. McCraw

/s/ LOUIS T. ROSSO               Director                             April 30, 1996
- --------------------------
    Louis T. Rosso

/s/ LEONARD D. SCHAEFFER         Director                             April 30, 1996
- --------------------------
    Leonard D. Schaeffer

/s/ HENRY WENDT                  Director                             April 30, 1996
- --------------------------
    Henry Wendt



The Plan

        Pursuant to the requirements of the Securities Act, the Trustee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland.


Date:  April 30, 1996                 ALLERGAN IRISH SHARE PARTICIPATION
                                      SCHEME


                                      By: PENSION AND INVESTMENT
                                          CONSULTANTS LIMITED, Trustee


                                          By:  /s/ NOEL BEED
                                              --------------------------------
                                          Its: Company Secretary


                                          By: /s/ J. WELL
                                              --------------------------------
                                          Its: Chairman

                                 EXHIBIT INDEX


                                                                 Sequentially
Exhibit                                                            Numbered
Number                        Description                            Page
- ------                        -----------                        ------------
4.1            Restated Certificate of Incorporation of
               the Company . . . . . . . . . . . . . . . . . .         *


4.2            Bylaws of the Company . . . . . . . . . . . . .         *

5              Opinion of Counsel as to the legality of
               the securities being registered . . . . . . . .        10

23.1           Consent of KPMG Peat Marwick LLP,
               independent auditors . . . . . . . . . . .. . .        12

23.2           Consent of Counsel (contained in Exhibit 5
               hereto) . . . . . . . . . . . . . . . . . . . .        10

24             Power of Attorney (contained on signature
               page hereof). . . . . . . . . . . . . . . . . .         6

*            Incorporated by reference.  See sequentially numbered page 4.